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BARRY J. GORDON                             MARC H. KLEE
Chairman of the Board                       President
Ardent Acquisition Corporation              Ardent Acquisition Corporation
(516) 739-1017                              (516) 739-1017

FOR IMMEDIATE RELEASE
---------------------

                         ARDENT ACQUISITION CORPORATION
                SIGNS LETTERS OF INTENT FOR BUSINESS COMBINATION

         Garden City, NY August 16, 2006 - Ardent Acquisition Corporation (OTC Bulletin Board: AACQ) announced today that it has signed two separate letters of intent with companies for a business combination. The Company anticipates signing a definitive agreement with one of these companies within the next 45 days. Pursuant to the provisions of the Company's Certificate of Incorporation, the Company now has until March 2, 2007 to complete a business combination. If the Company is unable to complete a business combination by March 2, 2007, it will then liquidate.

         FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company's SEC reports, including the Form 10-KSB for the year ended December 31, 2005 and the Form 10-QSB for the period ended June 30, 2006.

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